UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                 April 29, 2009

                             CHINA IVY SCHOOL, INC.
                             ----------------------
             (Exact Name of Registrant as Specified in Its Charter)

                                     NEVADA
                 (State or Other Jurisdiction of Incorporation)

            000-50240                                     98-0338263
    (Commission File Number)                   (IRS Employer Identification No.)

                 1 Suhua Road, Shiji Jinrong Building Suite 801,
          Suzhou Industrial Park, Jiangsu Province, 215020, P.R. China

               (Address of Principal Executive Offices) (Zip Code)

                                86-512-6762-5632

              (Registrant's Telephone Number, Including Area Code)

          (Former Name or Former Address, if Changed Since Last Report)

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 Entry into a Material Definitive Agreement.

ITEM 2.01. Completion of Acquisition or Disposition of Assets.

On April 29, 2009, China Ivy School, Inc. (the "Company") entered into a Rescission Agreement (the "Rescission Agreement"), with each of the shareholders of Youbang Human Resources Company ("Youbang"). Pursuant to the Rescission Agreement the parties rescinded the Share Exchange Agreement which had closed on March 6, 2009 whereby the Company had acquired 90% of the outstanding shares of Youbang. The Company previously reported the entry into and closing of the Share Exchange Agreement in a Form 8-K dated March 9, 2009.

Consequently, the twenty million (20,000,000) shares of common stock which had been issued to the Youbang shareholders and certain other individuals have been cancelled and returned to the Company's treasury and the Company has returned to the shareholders of Youbang the 90% of the outstanding shares of Youbang the Company had acquired.

A copy of the Rescission Agreement is attached as Exhibit 2.1 and is incorporated herein by reference.

Item 5.01 Changes in Control of Registrant.

As a result of the rescission of the Share Exchange Agreement with Youbang Human Resource Company, the largest shareholders of the Company will be Yongqi Zhu, who owns 1,183,650, or approximately 38% of the outstanding shares of common stock of the Company, and Ming Long Industry Asia Company Limited, which owns 335,000, or approximately 11% of the outstanding shares of the Company's common stock.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

On April 29, 2009, the Board of Directors of the Registrant accepted the resignation of Mr. Jianwei Wu, the chief executive officer of Youbang Human Resource Company since 2006, from the Board. He had been appointed to the Board pursuant to the Share Exchange Agreement which has been rescinded as described herein. Mr. Wu had no disagreements with the Company or other members of the Board of Directors of the Company.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.2 Rescission Agreement rescinding Purchase and Sale Agreement dated as of March 6, 2009 by and among the Company and Jianwei Wu, Wei Li, Surong Gong, Changgen Ma, Yongxia Tan, Junhua Tang, and Xuehui Jiang.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date: May 1, 2009                                 CHINA IVY SCHOOL, INC.

                                                  By:

                                                  /s/ Yongqi Zhu
                                                  ------------------------------
                                                  Name: Yongqi Zhu
                                                  Title: Chief Executive Officer

                                  Exhibit Index

Exhibit No.       Description
-----------       -----------

10.1 Rescission Agreement rescinding Purchase and Sale Agreement dated as of March 6, 2009 by and among Su Zhou Blue Tassel School and Jianwei Wu, Wei Li, Surong Gong, Changgen Ma, Yongxia Tan, Junhua Tang, and Xuehui Jiang